EXHIBIT 10.3

ALTAIR NANOTECHNOLOGIES INC.
2005 STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT
(Level 12 Executive Version)

This Restricted Stock Agreement (this “Agreement”) is between Altair Nanotechnologies Inc., a Canadian corporation, (the “Company”), and [___________________] (the “Participant”) pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”).  The Company and the Participant agree as follows:

1.    Terms of Award.  The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

(a)    The "Grant Date" is ____________________________.

(b)    The number of shares of "Restricted Stock" awarded under this Agreement shall be ______________________  common shares of the Company.  Shares of "Restricted Stock" are common shares of the Company.

(c)    With respect to all shares of Restricted Stock, the “Restricted Period” shall begin on the Grant Date.  The Restricted Period with respect to each Installment (as identified in the table below) shall end on the Vesting Date (as identified in the table below) applicable to such Installment:

INSTALLMENT	VESTING DATE APPLICABLE TO INSTALLMENT

2.    Award.  The Participant is hereby granted the number of shares of Restricted Stock set forth in paragraph 1.

3.    Dividends and Voting Rights.  The Participant shall be entitled to receive any dividends paid with respect to shares of Restricted Stock that become payable during the Restricted Period (as defined below); provided, however, that no dividends shall be payable to or for the benefit of the Participant for shares of Restricted Stock with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited those shares of Restricted Stock.  The Participant shall be entitled to vote the shares of Restricted Stock during the Restricted Period to the same extent as would have been applicable to the Participant if the Participant was then vested in the shares; provided, however, that the Participant shall not be entitled to vote the shares with respect to record dates for such voting rights arising prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited those shares of Restricted Stock.

4.    Deposit of Shares of Restricted Stock.  Each certificate issued in respect of shares of Restricted Stock granted under this Agreement shall be registered in the name of the Participant and shall be held by the Company until the earlier to occur of (a) the Date Termination (as defined below), in which case it shall be returned to the Company and cancelled, and (b) the Vesting Date with respect to the shares of Restricted Stock represented by such certificate, in which case the legends required by Section 9 shall be removed and (contingent upon the payment by the Participant to the Company in cash or by check of an amount equal to the amount the Company is required to withhold under governing tax laws with respect to such Restricted Stock) the certificate shall be conveyed to the Participant .   The grant of Restricted Stock is conditioned upon the Participant endorsing in blank a stock power for the Restricted Stock.  The "Date of Termination" shall be the first day occurring on or after the Grant Date on which the Participant is not employed by, or serving as a director of, the Company or any consolidated subsidiary of the Company (a “Subsidiary”), regardless of the reason for the termination of employment or service.  A termination of employment or service shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries, and the Participant's employment or service shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant's employer.

5.    Prohibitions on Transfer.  No shares of Restricted Stock may be sold, assigned, transferred, pledged or otherwise encumbered until the expiration or termination of the Restricted Period with respect to such shares of Restricted Stock.  If the participant purports to sell, assign, transfer, pledge or otherwise encumber any shares of Restricted Stock prior to the expiration of the Restricted Period applicable to such shares, such shares will immediately and automatically be forfeited to the Company.

6.    Transfer and Forfeiture of Shares.  Except as otherwise provided in Section 7, the Participant shall immediately and automatically forfeit to the Company any Installment of Restricted Stock with respect to which the Date of Termination occurs during the Restricted Period (or with respect to which the Participant has failed to pay to the Company in cash or by check of, within 30 days of request by the Company, an amount equal to the amount the Company is required to withhold under governing tax laws with respect to such Installment of Restricted Stock).  If the Date of Termination does not occur during the Restricted Period with respect to any Installment of shares of Restricted Stock, then, at the end of the Restricted Period for such shares, the Participant shall become vested in those shares of Restricted Stock, and shall own the shares free of all restrictions imposed by Sections 5 and 9 of this Agreement.

7.    Early Termination of Restricted Period.  Notwithstanding the provisions of Section 6, to the extent that the Date of Termination has not occurred, the Restricted Period with respect to all Installments of Restricted Stock shall immediately and automatically terminate upon the occurrence of any of the following events:

(a)    the death of the Participant; or

(b)    (i) any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor (other than a transaction effected solely for the purpose of changing the jurisdiction of incorporation of the Company); (ii) the sale, transfer or other disposition of all or substantially all of  the assets of the Company and its consolidated subsidiaries to an entity that is not an affiliate of the Company; (iii) the acquisition by a single person (or two or more persons acting as a group, as a group is defined for purposes of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of more than 40% of the outstanding common shares of the Company; or

(c)    the effective date of a merger, sale, split-off, spin-off, reorganization or other transaction as a result of which a Subsidiary that employs the Participant ceases to be a Subsidiary whose are eligible to participate in the Plan (provided that Participant is employee of such Subsidiary immediately prior to such effective date).

8.    Market Stand-off.  The Participant agrees, in connection with any public equity offering by the Company, (a) not to sell or otherwise dispose of any securities of the Company acquired pursuant to this Agreement in conformance with terms of the lock-up or similar agreement proposed by the underwriters for such offering and (b) to execute an agreement in the form proposed; provided that (x) substantially all of the Company’s officers and directors enter into identical agreements, (y) the restrictive period does not exceed 180 days following the offering, and (z) the failure to execute a form of agreement shall not affect the enforceability of this covenant. To enforce this covenant, the Company may impose stop-transfer instructions with respect to the securities of the Participant until the end of the restrictive period.

9.    Conditions on Obligations.  The Participant understands and agrees that the Company shall cause the legend set forth below, or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the shares of Restricted Stock together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTED STOCK AGREEMENT AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE ENCUMBERED EXCEPT AS PERMITTED BY A CERTAIN RESTRICTED STOCK AGREEMENT WITH THE COMPANY, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

10.    Stop-Transfer Notices.  The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent.

11.    Refusal to Transfer.  The Company shall not be required during the Restricted Period (i) to transfer on its books any shares of Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares of Restricted Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares of Restricted Stock shall have been so transferred.

12.    No Right to Employment or Service.  Participation in the Plan and acceptance of the grant of securities pursuant to this Agreement by the Participant is entirely voluntary and not obligatory and does not constitute a condition of employment, appointment or engagement to provide services.  Nothing in the Plan or this Agreement shall (i) confer upon the Participant any right to be continued in the employment of the Company or any Subsidiary or interfere in any way with the right to terminate the Participant’s employment at will at any time, for any reason, with or without cause, or to decrease the Participant’s compensation or benefits, or (ii) confer upon the Participant any right to be retained or employed by the Company or any Subsidiary or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Company or any Subsidiary.

13.    Successors of Company.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, substantially all of the Company's assets and business.

14.    Notices.  Any notices under this Agreement must be in writing and will be effective when actually delivered or, if mailed, three days after deposit into the United States mail postage prepaid.  Mail shall be directed to the addresses stated on the signature page of this Agreement or to such address as a party may certify by notice to the other party.

15.    Amendments.  The Company may at any time amend this Agreement if the amendment does not adversely affect the Participant.  Otherwise, this Agreement may not be amended without the written consent of the Participant and the Company.

16.    Governing Law.  This Agreement shall be governed by the laws of the state of Nevada.

17.    Complete Agreement.  This Agreement constitutes the entire agreement between the Participant and the Company, both oral and written concerning the matters addressed herein, and all prior agreements or representations concerning the matters addressed herein, whether written or oral, express or implied, are terminated and of no further effect.

18.    Tax Consultation.  The Participant understands that he or she may suffer adverse tax consequences as a result of the purchase or disposition of the shares of Restricted Stock.  The Participant represents that he or she has consulted with any tax consultants he or she deems advisable in connection with the purchase or disposition of the shares of Restricted Stock and that he or she is not relying on the Company for any tax advice.

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In witness whereof, the parties have executed this Restricted Stock Agreement as of the Grant Date.

Altair Nanotechnologies Inc. By: _________________________________ Its: _________________________________ Address: 204 Edison Way Reno, NV 89502
Participant

____________________________________
(Signature)

____________________________________
(Print Name)

Address:
_____________________________________
_____________________________________
_____________________________________

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